                            CAPITAL ONE MASTER TRUST
                 Trust Excess Spread Analysis -          May-00

Card Trust                         COMT 95-1   COMT 95-3    COMT 96-1*    COMT 96-2    COMT 96-3    COMT 97-1*   COMT 97-2*
Deal Size                           $900MM      $1050MM       $845MM       $750MM        $500MM       $608MM       $502MM
Expected Maturity(Class A):         6/15/00     8/15/00      8/15/01      12/15/01      1/15/04      6/15/02       8/15/02

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Excess Spread:
       Portfolio Yield              22.47%      22.47%       22.47%        22.47%       22.47%       22.47%        22.47%
       LESS:     (Wt Avg) Coupon     6.69%       6.65%        6.79%         6.62%        6.63%        6.22%         6.74%
                 SVC Fees            2.00%       2.00%        1.50%         1.50%        1.50%        1.50%         1.50%
                 Charge-Offs         3.01%       3.01%        3.01%         3.01%        3.01%        3.01%         3.01%

Excess Spread:       May-00         10.77%       10.81%       11.17%       11.34%        11.33%       11.74%       11.22%
                     Apr-00          8.83%       8.86%        9.41%         9.40%        9.36%        9.48%         9.46%
                     Mar-00         10.52%       10.56%       11.00%       11.09%        11.05%       11.07%       11.05%
3-Mo Avg Excess Spread              10.04%       10.08%       10.53%       10.61%        10.58%       10.76%       10.58%
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Delinquents:     30 to 59 days       1.47%       1.47%        1.47%         1.47%        1.47%        1.47%         1.47%
                 60 to 89 days       0.91%       0.91%        0.91%         0.91%        0.91%        0.91%         0.91%
                 90+ days            1.82%       1.82%        1.82%         1.82%        1.82%        1.82%         1.82%

Monthly Payment Rate                17.14%      17.14%       17.14%        17.14%       17.14%       17.14%        17.14%

Card Trust                         COMT 98-1   COMT 98-3*    COMT 98-4    COMT 99-1     COMT 99-2   COMT 99-3     COMT 00-1
Deal Size                           $591MM       $464MM       $750MM       $625MM        $625MM      $500MM        $600MM
Expected Maturity(Class A):        4/15/08     8/16/2001   11/15/2003    5/15/2004     5/15/2002   7/15/2006     2/17/2003

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Excess Spread:
       Portfolio Yield              22.47%      22.47%       22.47%        22.47%       22.47%       22.47%        22.47%
       LESS:     (Wt Avg) Coupon     6.41%       6.22%        5.80%         6.59%        6.65%        6.76%         7.16%
                 SVC Fees            1.50%       1.50%        1.50%         1.50%        1.50%        1.50%         1.50%
                 Charge-Offs         3.01%       3.01%        3.01%         3.01%        3.01%        3.01%         3.01%

Excess Spread:       May-00         11.55%       11.74%       12.16%       11.37%        11.31%       11.20%       10.80%
                     Apr-00          9.50%       10.27%       10.22%        9.32%        9.37%        9.15%         8.67%
                     Mar-00         10.66%       10.54%       11.29%       11.10%        11.06%       10.94%        9.91%
3-Mo Avg Excess Spread              10.57%       10.85%       11.22%       10.60%        10.58%       10.43%        9.79%
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Delinquents:     30 to 59 days       1.47%       1.47%        1.47%         1.47%        1.47%        1.47%         1.47%
                 60 to 89 days       0.91%       0.91%        0.91%         0.91%        0.91%        0.91%         0.91%
                 90+ days            1.82%       1.82%        1.82%         1.82%        1.82%        1.82%         1.82%

Monthly Payment Rate                17.14%      17.14%       17.14%        17.14%       17.14%       17.14%        17.14%





This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)

* Represents Non-US Transactions

Note:  Series 1995-1 Class A Principal will be paid to investors on June 15,
2000

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